                                                                   EXHIBIT 11.1


                        STATEMENT REGARDING COMPUTATION
                             OF PER SHARE EARNINGS


                                                       Three months                        Nine months
                                                     ended September 30,                ended September 30,
                                               -----------------------------       -----------------------------

Basic earnings per share:
  Weighted-average shares outstanding            1,701,045         1,815,363         1,732,844         1,762,139

Net income                                     $   705,000       $   730,000       $ 1,920,000       $ 1,974,000
                                               ===========       ===========       ===========       ===========
  Net income per share                         $       .42       $       .40       $      1.11       $      1.12
                                               ===========       ===========       ===========       ===========

Diluted earnings per share:
  Weighted average shares outstanding            1,701,045         1,815,363         1,732,844         1,762,139
  Dilutive warrants                                     --                --                --            68,861
  Dilutive stock options                                --            20,000                --            24,228
  Assumed repurchased under treasury
     stock method                                       --           (17,743)               --           (49,308)
                                               -----------       -----------       -----------       -----------
Weighted-average common shares
     outstanding and common share
        equivalents                              1,701,045         1,817,620         1,732,844         1,805,920
                                               -----------       -----------       -----------       -----------

Net income                                     $   705,000       $   730,000       $ 1,920,000       $ 1,974,000
                                               ===========       ===========       ===========       ===========
Diluted net income per share                   $       .42       $       .40       $      1.11       $      1.09
                                               ===========       ===========       ===========       ===========



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